UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES

Item 5. Other Events.

     John Dunn, the registrant’s Executive Vice President, New Ventures, entered into a Rule 10b5-1 sales plan on June 2, 2004. Sales under the plan are scheduled to take place between August 2, 2004 and July 31, 2005. All of the shares to be sold under the plan are the subject of stock options. The maximum number of shares which can be sold under the plan is 20,000.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)

Date: June 4, 2004	/s/ Anne Marie Cook

Anne Marie Cook Vice President, Chief Corporate Counsel

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